Exhibit 99.1

NTL ENHANCES SENIOR MANAGEMENT TEAM,

ADVANCES COMBINATION WITH TELEWEST

—Stephen Burch Appointed President and CEO and Director,

Simon Duffy Named Executive Vice Chairman—

 —Announces Amended Telewest Transaction Structure, Filing Of Joint Proxy Statement—

London, United Kingdom, December 15, 2005 – NTL Incorporated (NASDAQ: NTLI) today announced key executive moves and important steps forward to conclude the combination with Telewest Global, Inc. (NASDAQ: TLWT).  Stephen Burch has been appointed NTL Incorporated’s President and Chief Executive Officer and as a director effective January 16, 2006, and will serve in those same capacities in the combined company, succeeding Simon Duffy, who will become NTL Incorporated’s (and the combined company’s) Executive Vice Chairman. Mr. Burch has spent the past 17 years with Comcast Corporation (NASDAQ: CMCSA, CMCSK), where he most recently served as President of Comcast’s Atlantic Division and was a key player in Comcast’s integration of AT&T Broadband.

Senior Management Moves

Prior to being named NTL Incorporated’s Chief Executive Officer, Mr. Burch spent his entire 26 year career in the cable sector, working for the past 17 years at Comcast Corporation. During his tenure at Comcast, Mr. Burch has held positions ranging from general manager to his current position, President – Atlantic Division, which he has held for the past five years. Mr. Burch was instrumental in the integration of Comcast’s acquisition of AT&T Broadband, where his Division integrated approximately 2 million subscribers within 18 months. Throughout his career he has also integrated over 2.5 million cable subscribers in 15 markets around the U.S. Mr. Burch oversees 3.9 million subscribers, and holds full responsibility for his Division’s operations, including finance, customer service, human resources, marketing, legal, technical operations and engineering.

As Executive Vice Chairman, Mr. Duffy will focus on external management issues, including group strategy and business development, European and UK regulatory affairs, mergers and acquisitions, and other areas as part of the company’s efforts to continue the development of its growth strategy, which has included the recent merger agreement with Telewest.

James F. Mooney, NTL Incorporated’s Chairman, commented, “Since joining the company in March of 2003, Simon has helped lay the foundation that has enabled NTL to reach the next phase of the company’s evolution. Against that backdrop, and recognizing that the company’s enhanced scale and presence now requires a greater focus on external management, Simon will concentrate on that area.  We will look to Stephen to lead NTL through our merger with Telewest. Stephen brings a wealth of leadership and direction to our company in this pivotal time as we now begin in earnest to integrate Telewest to create the premier UK communications company. Stephen’s recent experience in being a part of Comcast’s integration of AT&T Broadband has served as the industry gold standard and we are excited that he will lead us through this historic period. Today’s appointments will also ensure that we are more effectively positioned to compete in the ever-changing UK communications marketplace.”

Filing of Joint Preliminary Proxy Statement and Amended Transaction Structure

NTL Incorporated also announced today that the company and Telewest Global, Inc. are filing their joint preliminary proxy statement and Telewest prospectus concerning the combination between NTL and Telewest, which was previously announced on October 3, 2005.

NTL Incorporated is also announcing exercise of the option to amend the merger agreement between the parties. Under the terms of the original merger agreement, NTL Incorporated was to acquire Telewest Global, Inc. with NTL Incorporated surviving the merger as the parent corporation.  However, the merger agreement provided that the transaction could be restructured as a reverse acquisition, so that the surviving parent corporation would be Telewest Global, Inc. rather than NTL Incorporated.  This technical change in structure does not affect either the economics of the transaction or the proposed management of the combined company.

As a result of the amendment:

•                  the underlying economic terms of the transaction are not changed.  Telewest stockholders will continue to receive $16.25 in cash for each share of Telewest common stock owned by them on the merger date and Telewest stockholders will own the same percentage, approximately 25 per cent, of the enlarged combined company, with the same ability to participate in the upside of the combined company, as they would have had under the original structure. NTL stockholders will own approximately 75 per cent of the enlarged combined company’s common stock;

•                  NTL has amended its financing commitments to provide for a fully committed financing for the revised structure on the same terms and conditions as the previous financing commitments;

•                  the proposed board of directors and the management of the combined company will remain the same as announced previously with the addition of Stephen Burch; after the merger the existing Telewest board will be replaced by the board of NTL (including Mr. Burch) plus two directors of Telewest;

•                  a subsidiary of Telewest Global, Inc. will merge into NTL Incorporated, so that NTL Incorporated becomes a subsidiary of Telewest Global, Inc.  After the merger, NTL Incorporated will change its name to NTL Holdings, Inc. (or a similar name) and Telewest Global, Inc., as the parent corporation, will change its name to “NTL Incorporated”;

•                  immediately prior to the merger described above, each share of Telewest stock will be reclassified into 0.2875 shares of new Telewest common stock (reflecting the original 0.115 exchange ratio of NTL shares per share of Telewest common stock multiplied by 2.5, reflecting a 2.5:1 stock split as compared with the original merger) and one share of Telewest redeemable common stock.  At the time of the merger, each share of Telewest redeemable common stock will be redeemed automatically for $16.25 in cash and each share of NTL common stock will be converted into 2.5 shares of Telewest common stock;

•                  the revised transaction structure will not trigger change of control provisions under the UKTV joint venture arrangements between Telewest Global, Inc. and the BBC.

About NTL Incorporated

•                  NTL Incorporated offers a wide range of communications and content distribution services to residential and business customers throughout the UK.

•                  NTL Incorporated is the UK’s largest cable company with 3.3 million residential customers, and the UK’s leading supplier of broadband services to consumers, with 1.7 million broadband customers.

•                  NTL Incorporated’s network can service 7.9 million homes in the UK.

•                  Information on NTL Incorporated and its products can be obtained at www.ntl.com.

Contacts

ntl Investor Relations:

Brian Schaffer:  +1 212 739 6724 / brian.schaffer@ntl.com

ntl Media:

Justine Smith:  +44 (0)1256 752 669 / justine.smith@ntl.com

Buchanan Communications:

Richard Oldworth or Jeremy Garcia:  +44 (0) 207 466 5000

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release regarding the proposed transaction between ntl Incorporated (“ntl”) and Telewest Global, Inc. (“Telewest”), the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, ntl’s potential offer for a mobile communications services company, and any other statements regarding ntl’s and Telewest’s future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Telewest. These factors relating to the transaction between ntl and Telewest include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-K. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent Form 10-K, 10-Q and 8-K reports.

Additional Information and Where to Find it

This information may be deemed to be solicitation material in respect of the proposed combination of ntl and Telewest Global, Inc. (Telewest).  In connection with the proposed merger, ntl and Telewest will file a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final joint proxy statement / prospectus will be mailed to stockholders of ntl and Telewest.  Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by ntl and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of ntl’s filings may be obtained by directing a request to ntl Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.  Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, not shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

ntl, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favour of the merger and related matters. Information regarding ntl’s directors and executive officers is available in ntl’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 11, 2005.  Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus and the other relevant documents filed with the SEC when they become available.